UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): December 1, 2008
Artes Medical, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33205	33-0870808

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
5870 Pacific Center Boulevard
San Diego, California 92121
(Address of Principal Executive Offices, with Zip Code)
(858) 550-9999
(Registrant’s telephone number, including area code)
n/a
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03. Bankruptcy or Receivership.
Item 2.04. Triggering Events that Accelerate or Increase a Direct Financial Obligation under an Off-Balance Sheet Arrangement.
Item 8.01. Other Events.
SIGNATURE

Item 1.03.	Bankruptcy or Receivership.
     Artes Medical, Inc. (the “Company”) today announced that it has filed a voluntary petition for relief under Chapter 7 of the United States Bankruptcy Code (the “Bankruptcy Petition”). The Bankruptcy Petition was filed in the United States Bankruptcy Court in the Southern District of California, Case No. 08-12317-7 (the “Bankruptcy Court”), on December 1, 2008. The Bankruptcy Court assumed jurisdiction over the Company and its assets as of the date of the filing. The Company has requested the appointment of an interim trustee or an interim trustee will be appointed (the “Chapter 7 Trustee”).
     On November 21, 2008, the Company reported that it was considering the orderly liquidation of its business through a formal bankruptcy process. Prior to that date, the Company had engaged in an extensive and protracted process to identify and secure additional equity capital to support its long-term development and growth. The Company was forced to file the Bankruptcy Petition as a result of decreasing consumer spending due to the severe economic downturn that resulted in the Company’s sales being significantly lower than it had forecasted for the second half of 2008, the Company’s difficulty in achieving conventional financing or completing a strategic alternative, and its inability to negotiate a resolution with its existing lender, Cowen Healthcare Royalty Partners, L.P. (“CHRP”), that would address the Company’s ongoing and future liquidity issues either through a forbearance or bridge loan.
     In July 2008, the Company engaged two investment banking firms to identify and explore potential strategic and financing opportunities for the Company, including mergers, acquisitions, licensing and other strategic arrangements, financings or the sale of the Company. Parallel with the commencement of the equity financing that raised approximately $2.4 million in September 2008, the Company embarked on discussions with two investment banking firms to structure and co-lead a larger equity raise upon the completion of the Company’s Annual Meeting of Stockholders in October 2008. With the delays in completing the Annual Meeting due to the activities of a dissident investor group (as discussed below) and the rapid and sudden decline in the equity markets due to economic factors and the credit crisis, it became apparent that the Company’s planned equity financing could not be completed in late-2008 or early-2009 as had been previously planned.
     In August 2008, a dissident investor group, led by Dr. H. Michael Shack (the “Shack Group”), began soliciting stockholder votes on behalf of certain stockholder proposals for the Annual Meeting. During the ensuing proxy contest, the Shack Group contacted the Company and represented that they had an interest in making a substantial investment in the Company totaling up to $30 million. Following multiple informal discussions between the Company’s directors and the Shack Group, including a presentation to the Board of Directors on November 5, 2008, the Company initiated settlement negotiations with the Shack Group. When the Shack Group was unable to provide evidence of any financing commitments, contrary to their representations to the Company’s stockholders and its Board of Directors, further negotiations ceased, and the Company was left to file the Bankruptcy Petition.
     Based on its current information, the Company believes that its assets will be insufficient to satisfy the claims of all creditors and it is unlikely that the Company’s stockholders will be eligible to participate in any distributions of the Company’s assets. Consistent with the filing of the Bankruptcy Petition, the Company will cease operations and it is expected that the Chapter 7 Trustee, once appointed, will liquidate the Company and wind up its business. In accordance with previous no-action letters issued by the Securities and Exchange Commission (see, Paiute Oil and Mining Corp., 1987 SEC No-Act. LEXIS 2459), the Company expects that it will cease to file reports under the Securities Exchange Act of 1934.

Item 2.04.	Triggering Events that Accelerate or Increase a Direct Financial Obligation under an Off-Balance Sheet Arrangement.
     On January 28, 2008, the Company entered into a financing arrangement with CHRP to raise $21.5 million. Under the Revenue Interest Financing and Warrant Purchase Agreement (the “Revenue Agreement”), CHRP acquired the right to receive a revenue interest on the Company’s U.S. net product sales from October 2007 through December 2017. Under the terms of the Revenue Agreement, the Company’s filing of the Bankruptcy Petition may constitute a put option event, which if enforced, would provide CHRP with the right to require the Company to repurchase the revenue interest from CHRP for up to $22.5 million, less payments previously made by the Company under the Revenue Agreement.

     The Company also entered into a Note and Warrant Purchase Agreement with CHRP on January 28, 2008 (the “Note and Warrant Agreement”), pursuant to which the Company issued CHRP a 10% senior secured note in the principal amount of $6,500,000 (the “Note”). Under the terms of the Note and Warrant Agreement, CHRP can allege that by filing the Bankruptcy Petition, the Company is in default under the Note which would entitle CHRP to accelerate and recover all principal and interest owed under the Note, plus a prepayment penalty equal to 30% of the outstanding principal on the Note.
     Under the terms of the security agreements the Company entered into with CHRP as part of this financing arrangement, the Company granted CHRP a first priority security interest in the Company’s assets, including its intellectual property.
Item 8.01. Other Events.
     On December 1,2008, the Company received written notice from CHRP in which CHRP asserted that a put option event under the terms of the Revenue Agreement and an event of default under the Note had occurred. CHRP also notified the Company that it was exercising its rights under the Revenue Agreement and the Note, and demanded payment of $ 21.7 million under the Revenue Agreement and the payment of $ 8.0 million under the Note. CHRP further notified the Company that it was taking actions to enforce its rights under the security agreements the Company had entered into with CHRP.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
Dated: December 1, 2008

Artes Medical, Inc.
By:	/s/ Karla R. Kelly
Karla R. Kelly
Chief Legal Officer, General Counsel and Corporate Secretary